Exhibit 99.1
GigaCloud Technology Inc Announces Second Quarter and Six Months Ended June 30, 2024 Financial Results
-- Total Revenues More Than Doubled, Reaching a Record High
Significant Growth in Adjusted EBITDA Reflects Enhanced Operational Efficiency and Profitability --
EL MONTE, Calif., August 6, 2024 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the second quarter and six months ended June 30, 2024, including continued robust growth in revenues, gross profit, and net income over the comparable period last year.
Second Quarter 2024 Financial Highlights
•Total revenues of $310.9 million grew 103.1% from $153.1 million in the second quarter of 2023.
•Gross profit of $76.4 million increased 89.1% from $40.4 million in the second quarter of 2023.
Gross margin was 24.6% compared to 26.4% in the second quarter of 2023, primarily relating to the ongoing optimization of newly added warehouses and higher delivery costs in the 2024 period compared with last year.
•Net income of $27.0 million, grew 46.7% from $18.4 million in the second quarter of 2023.
Net income margin was 8.7%, compared with 12.0% in the second quarter of 2023, primarily driven by the concentrated granting and vesting of share-based awards during the second quarter of 2024. Share-based compensation expense was $13.9 million compared to $1.5 million in the second quarter of 2023.
Diluted EPS increased 44.4% to $0.65 from $0.45 in the second quarter of 2023.
•Adjusted EBITDA1 increased 71.5% to $42.7 million from $24.9 million in the second quarter of 2023.
Adjusted EPS – diluted2 increased 68.9% to $1.03, from $0.61 in the second quarter of 2023.
•Cash, Cash Equivalents, Restricted Cash, and Investments totaled $208.7 million as of June 30, 2024, increasing 13.3% from $184.2 million as of December 31, 2023.
Year to Date 2024 Financial Highlights
•Total revenues of $561.9 million, grew 100.0% from $280.9 million in the same period of 2023.
•Gross profit of $143.0 million, increased 104.6% from $69.9 million in the same period of 2023.
Gross margin was 25.4%, compared to 24.9% for the same period of 2023.
•Net income of $54.2 million, grew 58.0% from $34.3 million in the same period of 2023.
Net income margin was 9.6%, compared with 12.2% in the same period of 2023, primarily driven by the concentrated granting and vesting of share-based awards during the second quarter of 2024.
Diluted EPS increased 57.1% to $1.32 from $0.84 in the same period of 2023.
•Adjusted EBITDA3 increased 72.7% to $77.2 million from $44.7 million in the same period of 2023.
Adjusted EPS – diluted4 increased 72.5% to $1.88 from $1.09 in the same period of 2023.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
4     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.

Operational Highlights
•GigaCloud Marketplace GMV5 increased 80.7% to $1,097.8 million in the 12 months ended June 30, 2024 from $607.5 million in the same period of 2023.
•3P seller GigaCloud Marketplace GMV6 grew 76.1% to $571.9 million in the 12 months ended June 30, 2024 from $324.7 million in the same period of 2023. 3P seller GigaCloud Marketplace GMV represented 52.1% of total GigaCloud Marketplace GMV in the 12 months ended June 30, 2024, compared with 53.4% in the same period of 2023.
•Active 3P sellers7 increased 39.8% to 930 in the 12 months ended June 30, 2024 from 665 in the same period of 2023.
•Active buyers8 increased 66.8% to 7,257 in the 12 months ended June 30, 2024 from 4,351 in the same period of 2023.
•Spend per active buyer9 increased 8.3% to $151,276 in the 12 months ended June 30, 2024 from $139,629 in the same period of 2023.

“We are pleased to report continued remarkable revenue growth through the second quarter of 2024, a reflection of our persistent efforts in expanding Marketplace product and service offerings, including the successful integration of the Noble House acquisition,” said Larry Wu, Founder, Chairman and Chief Executive Officer of GigaCloud. “These achievements demonstrate the surging demand for our Marketplace and the efficiency it brings for buyers and sellers of big and bulky, non-standard items.
“Our strong adjusted EBITDA results, despite industry-wide headwinds and soaring ocean freight costs during this period, serve as a testament to the resilience of our Supplier Fulfilled Retailing, SFR, business model,” said Wu, “In recognition of the GigaCloud team's accomplishments and dedication, the Company issued our annual employee stock-based compensation awards during the second quarter. In accordance with Company tradition, the majority concentration of grants are vested and expensed within the same quarter.
“In addition to our strong financial performance, we are thrilled to announce that our industry-first Branding-as-a-Service, or BaaS, has entered its pilot phase and is already experiencing growing interest among both existing and new Marketplace sellers, who want to stand out and amplify their product awareness among buyers. By providing a comprehensive service toolbox, we are committed to driving sustainable, profitable growth and fostering stronger loyalty and engagement within our Marketplace community,” said Wu.
Business Outlook
The Company expects its total revenues to be between $266 million and $282 million in the third quarter of 2024. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.

5    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
6     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
7    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
8    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
9    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

Conference Call
The Company will host a conference call to discuss its financial results at 8:00 am U.S. Eastern Time (8:00 pm Hong Kong Time) on August 7, 2024. Participants who wish to join the call should pre-register here at https://s1.c-conf.com/diamondpass/10040859-gqrny5.html. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)
(unaudited)

	December 31, 2023	June 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$183,283	$185,623
Restricted cash	885	905
Investments	—	22,197
Accounts receivable, net	58,876	69,615
Inventories	132,247	197,554
Prepayments and other current assets	17,516	17,476
Total current assets	392,807	493,370
Non-current assets
Operating lease right-of-use assets	398,922	495,435
Property and equipment, net	24,614	22,721
Intangible assets, net	8,367	7,279
Goodwill	12,586	12,586
Deferred tax assets	1,440	7,854
Other non-current assets	8,173	15,778
Total non-current assets	454,102	561,653
Total assets	$846,909	$1,055,023

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands)

	December 31, 2023	June 30, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable (including accounts payable of VIEs without recourse to the Company of $11,563 and nil as of December 31, 2023 and June 30, 2024, respectively)	$69,757	$79,855
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of $736 and nil as of December 31, 2023 and June 30, 2024, respectively)	5,537	6,497
Current operating lease liabilities (including current operating lease liabilities of VIEs without recourse to the Company of $1,305 and nil as of December 31, 2023 and June 30, 2024, respectively)	57,949	76,404
Income tax payable (including income tax payable of VIEs without recourse to the Company of $3,644 and nil as of December 31, 2023 and June 30, 2024, respectively)	15,212	14,498
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of $2,774 and nil as of December 31, 2023 and June 30, 2024, respectively)	57,319	71,754
Total current liabilities	205,774	249,008
Non-current liabilities
Operating lease liabilities, non-current (including operating lease liabilities, non-current of VIEs without recourse to the Company of $553 and nil as of December 31, 2023 and June 30, 2024, respectively)	343,511	440,595
Deferred tax liabilities	3,795	3,335
Finance lease obligations, non-current	111	196
Non-current income tax payable	3,302	3,470
Total non-current liabilities	350,719	447,596
Total liabilities	$556,493	$696,604
Commitments and contingencies	$—	$—

GigaCloud Technology Inc
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)
(unaudited)

	December 31, 2023	June 30, 2024
Shareholders’ equity
Treasury shares, at cost (294,029 and 272,728 shares held as of December 31, 2023 and June 30, 2024, respectively)	$(1,594)	$(1,594)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 31,738,632 and 33,557,419 shares issued as of December 31, 2023 and June 30, 2024, respectively, 31,455,148 and 33,286,162 shares outstanding as of December 31, 2023 and June 30, 2024, respectively)	1,584	1,676
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized as of December 31, 2023 and June 30, 2024, respectively, $9,326,732 and $8,076,732 shares issued and outstanding as of December 31, 2023 and June 30, 2024, respectively)	466	403
Additional paid-in capital	111,736	125,922
Accumulated other comprehensive income	526	150
Retained earnings	177,698	231,862
Total shareholders’ equity	290,416	358,419
Total liabilities and shareholders’ equity	$846,909	$1,055,023

GigaCloud Technology Inc
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenues
Service revenues	$43,278	$85,378	$78,374	$152,793
Product revenues	109,852	225,489	202,553	409,151
Total revenues	153,130	310,867	280,927	561,944
Cost of revenues
Services	34,782	74,040	63,549	128,471
Product sales	77,984	160,380	147,440	290,478
Total cost of revenues	112,766	234,420	210,989	418,949
Gross profit	40,364	76,447	69,938	142,995
Operating expenses
Selling and marketing expenses	9,535	19,460	16,431	34,040
General and administrative expenses	6,897	26,280	11,047	41,669
Research and development expenses	532	3,097	1,204	4,853
Losses on disposal of property and equipment	—	162	—	168
Total operating expenses	16,964	48,999	28,682	80,730
Operating income	23,400	27,448	41,256	62,265
Interest expense	(804)	(59)	(917)	(140)
Interest income	484	2,244	1,074	3,853
Foreign currency exchange gains (losses), net	(815)	(1,107)	570	(3,816)
Government grants	395	2	395	8
Others, net	(1)	506	(22)	184
Income before income taxes	22,659	29,034	42,356	62,354
Income tax expense	(4,269)	(2,065)	(8,025)	(8,190)
Net income	$18,390	$26,969	$34,331	$54,164
Net income attributable to ordinary shareholders	18,390	26,969	34,331	54,164
Foreign currency translation adjustment, net of nil income taxes	(307)	(266)	(501)	(378)
Net unrealized gains on available-for-sale investments	—	2	—	2
Total other comprehensive loss	(307)	(264)	(501)	(376)
Comprehensive Income	$18,083	$26,705	$33,830	$53,788
Net income per ordinary share
—Basic	$0.45	$0.65	$0.84	$1.32
—Diluted	$0.45	$0.65	$0.84	$1.32
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	40,896,423	41,295,216	40,806,959	41,041,937
—Diluted	40,941,904	41,407,207	40,852,439	41,150,585

GigaCloud Technology Inc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2024
Cash flows from operating activities:
Net income	$34,331	$54,164
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	3	307
Inventory write-down	1,305	791
Loss on other assets	—	327
Deferred tax	(43)	(6,877)
Share-based compensation	1,757	14,147
Depreciation and amortization	760	4,145
Loss from disposal of property and equipment	—	168
Operating lease	880	19,019
Unrealized foreign currency exchange gains	(307)	(642)
Others	—	1,896
Changes in operating assets and liabilities:
Accounts receivable	(3,300)	(11,081)
Inventories	(7,753)	(67,994)
Prepayments and other assets	(2,226)	(1,376)
Accounts payable	2,915	9,916
Contract liabilities	92	997
Income tax payable	344	(261)
Accrued expenses and other current liabilities	9,883	16,771
Net cash provided by operating activities	38,641	34,417
Cash flows from investing activities:
Cash paid for purchase of property and equipment	(158)	(10,196)
Cash received from disposal of property and equipment	—	1,636
Purchases of investments	—	(21,843)
Net cash used in investing activities	$(158)	$(30,403)
Cash flows from financing activities:
Repayment of finance lease obligations	$(909)	$(1,149)
Repayment of bank loans	(145)	—
Net cash used in financing activities	(1,054)	(1,149)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(101)	(505)
Net increase in cash, cash equivalents and restricted cash	37,328	2,360
Cash, cash equivalents and restricted cash at the beginning of the period	145,076	184,168
Cash, cash equivalents and restricted cash at the end of the period	182,404	$186,528
Supplemental disclosure of cash flow information
Cash paid for interest expense	917	$140
Cash paid for income taxes	7,724	$16,562

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
	(In thousands)
Net income	$18,390	$26,969	$34,331	$54,164
Add: Income tax expense	4,269	2,065	8,025	8,190
Add: Interest expense	804	59	917	140
Less: Interest income	(484)	(2,244)	(1,074)	(3,853)
Add: Depreciation and amortization	380	2,064	760	4,145
Add: Share-based compensation expense	1,510	13,872	1,757	14,147
Add: Non-recurring items(1)	—	(41)	—	308
Adjusted EBITDA	$24,869	$42,744	$44,716	$77,241
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded gains of $41 thousand in the three months ended June 30, 2024 and net losses of $308 thousands in the six months ended June 30, 2024. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net income per ordinary share – diluted	$0.45	$0.65	$0.84	$1.32
Adjustments, per ordinary share:
Add: Income tax expense	0.10	0.05	0.20	0.20
Add: Interest expense	0.02	—	0.02	—
Less: Interest income	(0.01)	(0.05)	(0.03)	(0.09)
Add: Depreciation and amortization	0.01	0.05	0.02	0.10
Add: Share-based compensation expenses	0.04	0.33	0.04	0.34
Add: Non-recurring items(1)	—	—	—	0.01
Adjusted EPS – diluted	$0.61	$1.03	$1.09	$1.88

Weighted average number of ordinary shares outstanding - diluted	40,941,904	41,407,207	40,852,439	41,150,585
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded gains of $41 thousand in the three months ended June 30, 2024 and net losses of $308 thousands in the six months ended June 30, 2024. We do not believe such losses to be recurring or frequent in nature.